EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-187666 and 333-240139), Form S-4 (No. 333-139790), and Form S-8 (Nos. 333-136290, 333-147226, 333-202783, 333-204295, 333-204670 and 333-251300) of our reports dated February 24, 2022, with respect to the consolidated financial statements and financial statement schedule of valuation and qualifying accounts of Reliance Steel & Aluminum Co. and subsidiaries and the effectiveness of internal control over financial reporting.

5
/s/ KPMG LLP

Los Angeles, California
February 24, 2022